Exhibit 23.1
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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 333-71476 and No. 333- 95327 of Herley Industries, Inc. on Forms S-8 of our report dated October 14, 2004, relating to the consolidated financial statements of Herley Industries, Inc. as of and for the years ended August 1, 2004, August 3, 2003 and July 28, 2002 appearing in this Annual Report on Form 10-K of Herley Industries, Inc. for the year ended August 1, 2004.

/s/ DELOITTE & TOUCHE LLP

Baltimore, Maryland
October 14, 2004